EXHIBIT 4.1

                                 AMENDMENT NO. 1
                                       TO
                                CREDIT AGREEMENT
                                ----------------


THIS AMENDMENT NO. 1 TO CREDIT AGREEMENT (this "Amendment"), dated as of December 27, 2001, among TRANSOCEAN SEDCO FOREX INC. (the "Borrower"), a Cayman Islands company, the lenders from time to time parties hereto (each a "Lender" and collectively, the "Lenders"), SUNTRUST BANK, a Georgia banking corporation ("STB"), as administrative agent for the Lenders (in such capacity, the "Administrative Agent"), ABN AMRO BANK, N.V., as syndication agent for the Lenders (in such capacity, the "Syndication Agent"), BANK OF AMERICA, N.A., as documentation agent for the Lenders (in such capacity, the "Documentation Agent"), WELLS FARGO BANK TEXAS, NATIONAL ASSOCIATION, as senior managing agent for the Lenders (in such capacity, the "Senior Managing Agent"), and STB, as issuing bank of the Letters of Credit hereunder (STB and any other Lender that issues a Letter of Credit hereunder, in such capacity, an "Issuing Bank").


                              W I T N E S S E T H:
                              --------------------


     WHEREAS, the Borrower, the Lenders, the Administrative Agent, the Syndication Agent, the Documentation Agent, the Senior Managing Agent, and the Issuing Bank are parties to a certain Credit Agreement dated as of December 29, 2000 (the "Credit Agreement");

     WHEREAS, the Borrower has requested that the Credit Agreement be amended so as to revise the definition of the term "Consolidated Net Worth" as used therein and in certain other respects;

     WHEREAS, Lenders constituting the "Required Lenders" for purposes of the Credit Agreement are willing to make such amendments on the terms and subject to the conditions and requirements herein set forth;

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:

1.     Defined  Terms.  Unless  otherwise  expressly defined herein, capitalized
       --------------
terms used in this Amendment that are defined in the Credit Agreement are used herein with the respective meanings assigned to such capitalized terms in the Credit Agreement.

2.     Amendments  to  Section  1.1  ("Definitions").
       ---------------------------------------------

     Section 1.1 of the Credit Agreement is hereby amended by deleting in its entirety each of the defined terms "Consolidated Net Worth" and "364-Day Credit Agreement" and its accompanying definition, and substituting in lieu thereof in appropriate alphabetical order each of the following defined terms and accompanying definitions:

          "Consolidated Net Worth" means, as of any date of determination, consolidated shareholders equity of the Borrower and its Subsidiaries determined in accordance with GAAP (but excluding the effect on shareholders equity of (i) cumulative foreign exchange translation adjustments, and (ii) any non-cash asset impairment charges taken by the Borrower solely as a result of the application to the Borrower's financial statements of Financial Accounting Standards Board Statement No. 142). For purposes of this definition, SPVs shall be accounted for pursuant to the equity method of accounting.

          "364-Day Credit Agreement" means the 364-Day Credit Agreement dated as of December 27, 2001, among the Borrower, the lenders that are parties thereto, SunTrust Bank, as Administrative Agent, ABN AMRO Bank, N.V. and The Royal Bank of Scotland plc, as co-syndication agents for the Lenders, Bank of America, N.A. and Wells Fargo Bank Texas, National Association, as co-documentation agents for the Lenders, The Bank of Nova Scotia, Credit Lyonnais New York Branch, HSBC Bank USA, and Westdeutsche Landesbank Girozentrale, New York Branch, as managing agents for the Lenders, as the same may be amended, supplemented and restated from time to time.

3.     Representations  and Warranties.  The Borrower represents and warrants to
       -------------------------------
the  Lenders  as  follows:

     (a) All representations and warranties set forth in the Credit Agreement are true and correct in all material respects with the same effect as though such representations and warranties have been made on and as of the date hereof, except to the extent that any such representation or warranty relates solely to an earlier date, in which case it shall have been true and correct in all material respects as of such earlier date;

     (b) No Default or Event of Default has occurred and is continuing on the date hereof;

     (c) Since the date of the most recent consolidated financial statements of the Borrower submitted to the Lenders pursuant to Section 6.6 of the Credit Agreement, there has been no change which has had or could reasonably be expected to have a Material Adverse Effect;

     (d) The Borrower has the corporate power and authority to make, deliver and perform this Amendment and has taken any and all necessary corporate action to authorize the execution, delivery and performance of this Amendment. No consent or authorization of, or filing with, any Person (including, without limitation, any governmental authority), is required in connection with the execution, delivery or performance by the Borrower, or the validity or enforceability against the Borrower, of this Amendment, other than such consents, authorizations or filings which have been made or obtained; and

     (e) This Amendment has been duly executed and delivered by the Borrower and this Amendment constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms.

4.     Effectiveness  of  Amendment.  This Amendment shall become effective upon
       ----------------------------
(i) the execution and delivery to the Administrative Agent of counterparts hereof (whether originals or facsimile transmissions thereof) on behalf of the Borrower and those Lenders constituting the Required Lenders for purposes of the Credit Agreement, and (ii) payment by the Borrower of all costs and expenses of the Administrative Agent (including reasonable fees and expenses of its counsel) incurred in respect of the preparation and execution of this Amendment.

5.     References  to  Credit  Agreement.  On  and after the date this Amendment
       ---------------------------------
becomes effective as provided in paragraph 4 above, each and every reference in the Credit Documents to the Credit Agreement shall be deemed to refer to and mean the Credit Agreement as amended by this Amendment. The Borrower further confirms and agrees that (i) except as expressly amended herein, the Credit Agreement remains in full force and effect in accordance with its terms, and
(ii) all other Credit Documents remain in full force and effect in accordance with their respective terms.

6.     Counterparts.  This  Amendment  may  be  executed  in  any  number  of
       ------------
counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

7.     Miscellaneous.  This  Amendment  and  the  rights  and obligations of the
       -------------
parties hereunder shall be construed in accordance with and be governed by the law (without giving effect to the conflict of law principles thereof) of the State of New York. This Amendment shall be binding on and shall inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto.

               IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their duly authorized officers as of the day and year first above written.


                              BORROWER:
                              --------

                              TRANSOCEAN  SEDCO  FOREX  INC.,
                              a  Cayman  Islands  company


                              By:
                                    ---------------------------------
                              Name:
                              Title:

                              SUNTRUST  BANK,
                              As Administrative Agent, Issuing Bank, and a Lender


                              By:
                                    ---------------------------------
                              Name:
                              Title:

                              ABN  AMRO  BANK,  N.V.,
                              As  Syndication  Agent  and  a  Lender


                              By:
                                    ---------------------------------
                              Name:
                              Title:


                              By:
                                    ---------------------------------
                              Name:
                              Title:

                              BANK  OF  AMERICA,  N.A.,
                              As  Documentation  Agent  and  a  Lender


                              By:
                                    ---------------------------------
                              Name:
                              Title:

                              WELLS  FARGO  BANK  TEXAS,
                              NATIONAL  ASSOCIATION,
                              As  Senior  Managing  Agent  and  a  Lender


                              By:
                                    ---------------------------------
                              Name:
                              Title:

                              NATIONAL  WESTMINSTER  BANK  PLC,
                              NEW  YORK  BRANCH,
                              As  a  Lender


                              By:
                                     ---------------------------------
                              Name:  Scott Barton
                              Title: Senior Vice President

                              THE  BANK  OF  TOKYO-MITSUBISHI,  LTD.
                              As  a  Lender


                              By:
                                    ---------------------------------
                              Name:
                              Title:

                              THE  FUJI  BANK,  LIMITED,
                              As  a  Lender


                              By:
                                    ---------------------------------
                              Name:
                              Title:

                              BANK  ONE,  N.A.
                              As  a  Lender


                              By:
                                    ---------------------------------
                              Name:
                              Title:

                              THE  BANK  OF  NEW  YORK
                              As  a  Lender


                              By:
                                    ---------------------------------
                              Name:
                              Title:

                              CITIBANK,  N.A.,
                              As  a  Lender


                              By:
                                    ---------------------------------
                              Name:
                              Title:

                              CREDIT  LYONNAIS  NEW  YORK  BRANCH,
                              As  a  Lender


                              By:
                                    ---------------------------------
                              Name:
                              Title:

                              DEN  NORSKE  BANK  ASA,
                              As  a  Lender


                              By:
                                   ---------------------------------
                              Name:
                              Title:

                              CREDIT  SUISSE  FIRST  BOSTON,
                              As  a  Lender


                              By:
                                    ---------------------------------
                              Name:
                              Title:

                              THE  BANK  OF  NOVA  SCOTIA,
                              As  a  Lender


                              By:
                                    ---------------------------------
                              Name:
                              Title:

                              NORDEA  BANK  FINLAND  PLC,
                              NEW  YORK  BRANCH,
                              (AS  SUCCESSOR  TO  CHRISTIANIA  BANK  OG
                              KREDITKASSE  ASA,  NEW  YORK  BRANCH),
                              As  a  Lender


                              By:
                                    ---------------------------------
                              Name:
                              Title:

                              AUSTRALIA  AND  NEW  ZEALAND
                              BANKING  GROUP  LIMITED,
                              As  a  Lender


                              By:
                                    ---------------------------------
                              Name:
                              Title:

                              WESTDEUTSCHE  LANDESBANK
                              GIROZENTRALE,  NEW  YORK  BRANCH,
                              As  a  Lender


                              By:
                                    ---------------------------------
                              Name:
                              Title: